Exhibit 5.1

                                                                 June 24, 2010

West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon  97035

                        Subject:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Oregon counsel to West Coast Bancorp, an Oregon corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the "Act"), and offering of shares of common stock of the Company (the "Shares") having an aggregate gross sales price of up to $30,000,000 in accordance with the Sales Agency Agreement related to the Shares, dated June 23, 2010, by and between the Company and Sandler O'Neill & Partners, L.P. (the "Sales Agency Agreement").  The Company and its special counsel have prepared and filed with the Securities and Exchange Commission (the "Commission") the Registration Statement on Form S-3 (Registration No. 333-166441), as amended through the date hereof (the "Registration Statement"), and the prospectus supplement related to the Shares (including the base prospectus dated April 30, 2010 (the "Base Prospectus")), filed on June 24, 2010 (the "Prospectus").  Capitalized terms used herein which are not otherwise defined shall have the meanings given to them in the Sales Agency Agreement.

The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, the Prospectus, and the Sales Agency Agreement.

For purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of resolutions of the Board of Directors of the Company (the "Resolutions") and such other documents, corporate records, certificates of corporate officers and public officials, and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

West Coast Bancorp
June 24, 2010

We have assumed the legal capacity of all natural persons signing any documents we have reviewed, the genuineness of all signatures on documents we have reviewed, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies, the authenticity of the originals of such copies, and compliance with all covenants under the Sales Agency Agreement.  As to questions of fact material to our opinion, we have relied on certificates of officers of the Company and of public officials.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications stated herein, it is our opinion that, when issued, delivered, and paid for in the manner and in accordance with the terms set forth in the Registration Statement, the Prospectus, and the Sales Agency Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter is limited to the laws of the State of Oregon, and we express no opinion as to the effect of the laws of any other jurisdiction.  This opinion is rendered as of the date set forth above and is limited to matters expressly stated herein, and we have no obligation to advise you of any changes in the circumstances, laws, or events that may occur or come to our attention after this date or to otherwise update this opinion.  Without limitation, we have assumed in rendering this opinion that at the time of delivery of the Shares, the Resolutions will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization or issuance of the Shares, and the prices at which the Shares will have been sold are determined in accordance with the Resolutions.  This opinion letter is furnished in connection with the Registration Statement and is not to be used or otherwise referred to for any other purpose without our consent.

West Coast Bancorp
June 24, 2010

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8‑K filed with the Commission on June 24, 2010, which is incorporated into the Registration Statement by reference, and to reference to our firm under the caption "Validity of Common Stock" in the Prospectus.  In giving such consent, we do not hereby admit we are acting within the category of person whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

MILLER NASH LLP